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                                    EXHIBIT 5

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                                  CONFIRMATION

TO:            The shareholders of North American Palladium Ltd.

AND TO:        British Columbia Securities Commission
               Alberta Securities Commission
               Saskatchewan Financial Services Commission, Securities Division The Manitoba Securities Commission
               Ontario Securities Commission
               Commission des valeurs mobilieres du Quebec
               Office of the Administrator, New Brunswick
               Nova Scotia Securities Commission
               Registrar of Securities, Prince Edward Island
               Securities Commission of Newfoundland and Labrador

The undersigned, being the Vice President, Finance and Chief Financial Officer of North American Palladium Ltd. (the "Corporation"), hereby confirms that the Notice of Change of Auditors and the letters of each of the former auditors and the successor auditors of the Corporation have been reviewed by the Audit Committee and the Board of Directors of the Corporation.

Dated this 10th day of May, 2004.


NORTH AMERICAN PALLADIUM LTD.


"George D. Faught" (signed)
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George D. Faught
Vice President, Finance and
  Chief Financial Officer